As filed with the Securities and Exchange Commission on June 22 , 2015
SEC File Number: 333-204242

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

Pre-Effective Amendment No. 1 to Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sadiya Transport, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4700	37-1779489
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

H. No. 5-104, Indira Nagar Colony, Shanti Nagar,
Waddepally, Mahabub, State of Telangana, India 590126
Telephone: 011-91-96-89-15-7273
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Altaf S. Shariff
President, Secretary and Treasurer
H. No. 5-104, Indira Nagar Colony, Shanti Nagar,
Waddepally, Mahabub, State of Telangana, India 590126
Telephone: 011-91-96-89-15-7273

National Registered Agents, Inc. of Nevada
311 S. Division Street
Carson City, NV 89703
Telephone: (775) 888-4070
(US)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Kristen A. Baracy, Esq.
Carol S. McMahan, Esq.
Synergy Law Group, LLC
730 West Randolph Street, 6th Floor
Chicago, IL  60661
(312) 454-0015
Fax (312) 454-0261
Email: cmcmahan@synergylawgroup.com

Approximate Date of Commencement of Proposed Sale to Public:  As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock	3,000,000	$0.02	$60,000	$6.97

(1)
There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 (o) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated _______________, 2015

PRELIMINARY PROSPECTUS

SADIYA TRANSPORT, INC.
3,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE
OFFERED BY SADIYA TRANSPORT, INC.

This prospectus relates to our offering of a total of 3,000,000 shares (the “Shares”) of our common stock on a "self-underwritten" basis at a fixed price of $0.02 per share. There is no minimum number of shares that an investor is required to purchase. This offering of shares will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. We do not reserve the right to extend the offering beyond the 180-day offering period. In the event that all of the 3,000,000 shares are not sold within 180 days from the date of this prospectus, on the 181st day from the effective date, all money received by us will be returned to each subscriber without interest or deduction of any kind. If all the 3,000,000 shares offered pursuant to this prospectus are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no refund.

We intend to open a checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Plan of Distribution."

Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the Shares quoted on the OTC Bulletin Board (OTCBB). There can be no assurance that our common stock will qualify for quotation on the OTCBB or that we will be successful in obtaining a quotation.

	Number of Shares	Offering Price	Expenses	Proceeds to the Company

Per Share	1	$0.02	$0.0057	$0.0143
Maximum	3,000,000	$60,000	$17,008	$42,992

Our sole officer and director will market our common stock and offer and sell the securities on our behalf. The officer and director will not receive any compensation for his role in selling shares in the offering. The expenses of the offering are estimated at $17,008 and will be paid by us.

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The Company is considered to be in unsound financial condition. Persons should not invest unless they can afford to lose their entire investment. We are considered a “shell company” under applicable securities rules and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our Company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. Refer to the section entitled “Risk Factors” on pages 7 – 13.

The Company is considered an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and will be subject to reduced public company reporting requirements.

Before purchasing any of the common stock covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “RISK FACTORS” beginning on Page 7.  These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment. There is currently no public trading market for the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is _______________, 2015.

SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our Company, the risks of purchasing the Shares discussed under “Risk Factors,” and our financial statements and their accompanying notes.

In this prospectus, “Sadiya”, the “Company,” “we,” “us,” and “our,” refer to Sadiya Transport, Inc., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending March 31.

Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock, par value $0.0001 per share.

Our Company

We were incorporated on February 23, 2015 in the State of Nevada. We plan to operate handicap friendly auto rickshaw(s) in Kurnool, India where we will provide transportation/taxi service for a fee specifically for handicapped persons. We intend to modify the vehicle so that is handicap friendly and we hope many other owners will follow our example and make their vehicles handicap friendly. We intend to operate in proximity to hospitals and develop a website through which handicapped persons or their family members can request our services. We do not currently own any handicap friendly auto rickshaws and have not provided any transportation/taxi services to date. Additionally, we do not currently. have any arrangements as to the location where we will be located or contractual relationships with any vendors, customers or website designers.

Because we are a company that has no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents, we are considered to be a “shell company” as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). An investment in the shares of a shell company should be considered highly illiquid given the resale restrictions that apply to them.

Our president has experience in the auto rickshaw transportation and management industry. We intend to serve all customers, but mainly focus on the handicapped persons. We will provide our services by being located outside the hospitals and via an Internet website.

To implement our plan of operations, we require total funding of approximately $60,000 for the twelve months following this offering, which consists of $17,008 to cover the expenses of this offering and $42,992 to implement our proposed business plan. We will use our existing working capital to cover most of the offering costs, but we will have to complete this offering in order to fund our business plan.

We have not realized any revenues to date, and our accumulated deficit as of March 31, 2015 is $4,413. To date, we have raised an aggregate of $15,000 through a private placement of 6,000,000 shares of common stock to our sole shareholder who also serves as our sole officer and director. Proceeds from the private placement are being used for working capital.

Our offices are located at the premises of our President, Altaf S. Shariff, who provides such space to us on a rent-free basis at H. No. 5-104, Indira Nagar Colony, Shanti Nagar, Waddepally, Mahabub, State of Telangana, India. Our telephone number is 011-91-96-89-15-7273 and email is sadiyatransport@gmail.com.

From inception until the date of this filing we have had limited activities, primarily consisting of the incorporation of our Company, the initial equity funding by our director and registering our website, www.kurnoolrickshaw.com

Our financial statements from inception (February 23, 2015) through March 31, 2015 report no revenues and a net loss of $4,413 and our assets consist of our cash balance of $15,000, which was generated from the proceeds of the issuance of shares to our sole shareholder.

We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operations" section of this prospectus. Our business plan anticipates that once we have secured the financing, we expect operations will begin within five months after completion of share offering. However, there is no guarantee that we will be successful in this regard. Currently, our President devotes approximately five hours per week to our affairs.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion was issued because we have incurred losses since inception resulting in an accumulated deficit and further losses are anticipated in the development of our business. Our only sources for cash at this time other than this offering are investments or loans. However, we do not have any written agreements in place for any investments or loans. We must raise cash to implement our projects and commence our operations. As of June 17, 2015, the Company has $10,200 in cash, and if we do not raise any funds and do not commence our proposed operations, we will have funds to continue in existence through approximately the end of 2015 based on our average monthly “burn rate” of $1,700.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

This is a direct public offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer will be solely responsible for selling shares in this offering and no commission will be paid on any sales.

There is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for quotation on the OTCBB. We do not yet have a market maker who has agreed to file such an application.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Potential investors should be aware that our sole officer and director, Mr. Shariff, presently own 6,000,000 shares, which would represent 66.67% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold.  All the shares owned by Mr. Shariff are restricted shares, which he purchased at a price of $0.0025 per share representing a total cost of $15,000.

Penny Stock Rules

Under U.S. federal securities legislation, our common stock will be characterized as “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a  penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the “Commission”) relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

We are offering, on a self-underwritten basis, a total of 3,000,000 shares of our common stock at a price of $0.02 per share. This is a fixed price offering. In order to close the offering, all of the offered shares must be sold. Our offering will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if it is fully subscribed. In the event that all 3,000,000 shares of our common stock are not sold within 180 days from the date of this prospectus, on the 181st day from such date all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If all of the shares of our common stock offered under this offering are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no return of any funds.

We intend to open a separate, standard bank checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process, as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

The offering price of the common stock has been arbitrarily determined by us and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "Risk Factors" beginning on page 7 and "Dilution" on page 14 before making an investment in our stock.

Securities Being Offered	3,000,000 shares of common stock.

Offering Price	$0.02 per share

Offering Period
The shares are being offered for a period not to exceed 180 days from the date of this prospectus, In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

No Public Market
There is no public market for our common stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the quotation of our common stock upon this registration statement becoming effective. There can be no guarantee that our common stock will be accepted for quotation on the OTCBB.

Number of Common Stock Issued and Outstanding Before Offering	6,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Number of Common Stock to be Issued and Outstanding After Fully Subscribed Offering	9,000,000 shares

Proceeds to Our Company	$60,000

Use of Proceeds	We intend to use the proceeds to develop our business operations.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Dividend Policy	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Neither Mr. Shariff, our sole officer and director, nor any control persons no their affiliates intend to purchase any shares in this offering.

Summary Financial Information

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our website and commenced operations.

The following tables set forth a summary of the Company’s financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Balance Sheet Data

March 31, 2015
(audited)

Cash	$15,000
Total Current Assets	$15,000
Current Liabilities	$4,413
Total Stockholder’s Equity	$10,587

Statement of Operations

From Incorporation on February 23, 2015 to March 31, 2015

Revenue	$-
Net Loss	$(4,413)

Tax Considerations

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN.  IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We were incorporated on February 23, 2015 and have incurred losses since our inception resulting in an accumulated deficit of ($4,413) at March 31, 2015. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal year ended March 31, 2015. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We anticipate that we will need approximately $20,300 to continue as a going concern for the next twelve months, which will cover our estimated offering costs of $17,008, as well as additional administrative and general expenses. However, our ability to continue to operate will be contingent on our ability to complete this offering.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations and market our rickshaw transport services.

Based upon current plans, we expect to incur operating losses for a few periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business, which would cause purchasers of our shares to lose their investments.

BECAUSE WE ARE A START-UP COMPANY, AN INVESTMENT IN OUR SHARES IS CONSIDERED HIGH RISK AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" company. There is no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies. We intend to make significant investments in marketing our services. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We will incur significant expenses in order to implement our business plan, including costs related to the purchase and operating auto rickshaw(s), the development of our website, marketing efforts, as well as legal and regulatory compliance costs. You should aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated expenses, rickshaw operating and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

WE MAY NOT BE SUCCESSFUL AT RE-MODELING OUR RICKSHAW(S), WHICH COULD CAUSE OUR BUSINESS TO FAIL.

We anticipate that our clients will be primarily handicapped persons, and we intend to re-design the auto rickshaw to accommodate and cater to their transportation needs, for a fee. We intend to devote a large portion of resources to the purchase and re-modeling our auto rickshaw(s). However, we may not be successful in having the rickshaw dealership re-model or be able to ensure the safety of these rickshaws, and as such our rickshaw would be as regular rickshaw and it may not result in revenue or earnings, and our business will suffer.

BECAUSE WE WILL RELY UPON AN AUTO RICKSHAW DEALERSHIP FOR IMPORTANT ASPECTS OF OUR BUSINESS PLAN, WE ARE SUBJECT TO THE RISK THAT THEY WILL NOT PERFORM THEIR TASKS EFFECTIVELY AND THAT WE WILL BE UNSUCCESSFUL IN OPERATING OUR BUSINESS AS A RESULT.

We intend to rely significantly on third parties, such as an auto rickshaw dealership and rickshaw union representatives, to design and make the rickshaw road worthy. Because many of these third parties will have expertise in areas that our management does not, we may not be able to effectively evaluate their work and cannot be assured that they will perform to our needs and expectations. We also cannot ensure that they will be able to complete their work for us in a timely manner. Accordingly, our reliance on these third parties exposes us to the risk that our business will be unsuccessful if they do not provide services as we envision.

WE WILL NEED TO ATTRACT PERSONNEL TO COMMENCE OPERATIONS AND TO RETAIN QUALIFIED PERSONNEL TO MAINTAIN OPERATIONS.

The Company’s success will depend on its ability to attract and retain skilled personnel. Competition for skilled personnel may intensify if overall industry capacity increases. The Company may be required to increase anticipated levels of compensation to retain or supplement its workforce. The inability to recruit and retain skilled personnel or the unexpected loss of key skilled personnel could adversely affect the Company’s operations.

UPON COMMENCEMENT OF OPERATIONS, WE WILL ENGAGE DRIVERS AND DISPATCH OPERATORS AS SERVICE PROVIDERS; IF SUCH SERVICE PROVIDERS DO NOT PERFORM PROPERLY, IT COULD ADVERSELY OUR OPERATIONS.

Upon commencement of operations, we will enter into agreements with drivers to operate the auto rickshaws and may engage dispatch operators to provide services required for support operations. In the event that the performance of such service providers is unsatisfactory, it could require us to engage additional service providers to maintain commitments, resulting in increased costs. In addition, unsatisfactory work by our service providers could adversely affect our operations by creating delays in our service to our customers and creating negative publicity regarding our operations.

WE MAY NOT BE SUCCESSFUL AT MARKETING OUR TAXI SERVICES, WHICH COULD HINDER OUR BUSINESS AND CAUSE OUR COMPANY TO FAIL.

We anticipate that our clients will be primarily handicapped persons, and we intend to market our services at the hospitals and through our website. We intend to devote a portion of resources to the promotion of our website in order to gain an audience for our services. However, we may not be successful in marketing our services through our proposed website and financial or research efforts we exert to develop and or promote our website. If we are unable to successfully market our services, our business will suffer, which could cause us to cease all operations.

THE RICKSHAW TRANSPORT / TAXI BUSINESS IS EXTREMELY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING COMPETITORS OR NEW ENTRANTS IN THIS MARKET.

The auto rickshaw business in Kurnool and rest of India is extremely competitive due to the fact that there are few barriers to the entry of competitors into the sector. The industry has numerous single rickshaw operators and many large rickshaw businesses.

We will compete with many operators that have developed the necessary relationships with third-party service providers in Kurnool in order to be successful. Many of our competitors have greater financial resources. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing and new competitors, which could have a material adverse effect on our financial condition and results of operations.

ANY INTERNET SERVICE INTERRUPTION WILL DISRUPT OUR DISPATCH SYSTEM, AND OUR REVENUES COULD BE ADVERSELY AFFECTED.

We intend to utilize our website to offer dispatch services for our auto rickshaws. Interruption in internet service could limit or eliminate our ability to receive reservations for auto rickshaw services which would have a negative effect on our revenues.

WE MAY INCUR SUBSTANTIAL LOSSES IN THE EVENT OF AN AUTO RICKSHAW ACCIDENT.

We may incur substantial losses in the event of an auto rickshaw accident. These losses may include claims of injured passengers and other persons, repair or replacement of a damaged auto rickshaw and the consequent temporary or permanent loss of the auto rickshaw from service. We may maintain liability insurance. However, there can be no assurance that the amount of our insurance coverage will be adequate or that we will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident would have a material adverse effect on our business, operations and financial results and could seriously inhibit passenger acceptance of our services.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY THE COST OF COMPLIANCE WITH PRESENT AND FUTURE GOVERNMENTAL REGULATIONS.

We must obtain and maintain the necessary permits and licenses from governmental agencies to commence auto rickshaw operations. Our authority to operate, if obtained, will be subject to compliance with applicable statutes, rules and regulations pertaining to the auto rickshaw industry including any new rules and regulations that may be adopted in the future. There is no assurance that we will be able to comply with present or future governmental regulations, and if we are able to comply, this compliance could result in a substantial expense and could adversely affect our options. If we are found not to be in compliance with certain regulations, we may be subject to fines and/or suspension of operating authority which could adversely affect our operations.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS. SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES AND MAY NOT BE ABLE TO AFFORD THE COSTS OF OUR BUSINESS PLAN.

Although we hold our cash reserves in US dollars, we intend to operate our business partly in the Indian currency, the rupee. Because some of our operations and expenses will be denominated in the Indian currency, due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that we will receive will result in both translation gains and losses in terms of Indian rupees.

If there is a significant decline in the US dollar versus Indian rupees, our purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the US dollar, the amount of revenue and net profit that we may generate in India would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE SUBJECT TO SUIT IN THE UNITED STATES, WHICH MAY PREVENT INVESTORS FROM OBTAINING OR ENFORCING JUDGMENTS AGAINST HIM UNDER UNITED STATES LAWS

Our sole office and director, Mr. Altaf S. Shariff, is a resident of India. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of United States law. Investors should not assume that Indian courts will either enforce judgments of United States courts obtained in actions against Mr. Shariff predicated upon the civil liability provisions of United States federal laws.

WE ARE AN “EMERGING GROWTH COMPANY” AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO SUCH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

WE ARE AN EARLY-STAGE ORGANIZATION AND CURRENTLY HAVE ONE INDIVIDUAL SERVING AS OUR SOLE OFFICER AND DIRECTOR WHICH WILL MAKE IT DIFFICULT TO ESTABLISH AND MAINTAIN EFFECTIVE DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We are an early-stage company with no developed finance and accounting organization, and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. Establishing and maintaining effective disclosure controls and procedures and internal control over financial reporting may be difficult with only one individual serving as our sole officer and director. Further, compliance requirements may divert management’s attention from other business concerns, all of which could have a material adverse effect on the development of our business, financial condition and results of operations.

WE ARE SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE SUCCESSFUL IN COMPLETING THE OFFERING.

Our president, Altaf S. Shariff, will be selling shares of our common stock on our behalf on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common stock. There are no firm commitments to purchase any of our shares in this offering. Accordingly, there is no guarantee that we will be able to sell any or all of the common stock offered hereby.

BECAUSE OUR BUSINESS AND ABILITY TO RAISE FUNDS ARE ADVERSELY IMPACTED BY ECONOMIC DOWNTURNS, OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR INTENDED BUSINESS PLAN MAY FAIL DUE TO ECONOMIC CONDITIONS BEYOND OUR CONTROL.

Our intended business service could be adversely impacted when economic conditions are poor or uncertain. As such, demand for our services will depend on the economic cycle. In the current global economic environment, it is likely that the demand for our services will be lower than it would be in an economic expansion. Due to this, our ability to sell our services may be impaired with the end result that our business plan fails. As well, economic conditions may make it difficult for us to raise the capital necessary to develop and expand our operations. If we are unable to raise funding because of this, our business will fail or our growth may be slower than anticipated.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock, and we can provide no assurance that a market will develop. We currently plan to apply for quotation of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be quoted on the bulletin board or, if quoted, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT. IN ADDITION, OUR SHELL COMPANY STATUS PRECLUDES US FROM FILING A REGISTRATION STATEMENT ON FORM S-8 IN ORDER TO COMPENSATE EMPLOYEES AND CONSULTANTS WITH UNRESTRICTED STOCK, WHICH COULD IMPAIR OUR ABILITY TO ATTRACT TALENT.

We are considered to be a “shell company” under Rule 405 of the Securities Act. A “shell company” is a company with no or nominal operations and either no or nominal assets or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

In addition, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

BECAUSE WE ARE CONSIDERED TO BE A “SHELL COMPANY” UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a “shell company” under Rule 405 of the Securities Act, we are subject to additional disclosure requirements if we enter into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to complying with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations.  As a result, the value of an investment in our shares may decline as a result of these additional costs.

BECAUSE THE PRICE AT WHICH WE ARE SELLING OUR COMMON STOCK IN THIS OFFERING WAS ARBITRARILY DETERMINED BY MANAGEMENT AND BEARS NO RELATIONSHIP TO ANY CRITERIA OF VALUE, INVESTORS MAY NOT BE ABLE TO RECOVER THEIR INVESTMENT.  INVESTORS IN OUR COMMON STOCK WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

Our management arbitrarily determined our offering price of $0.02 per share of common stock. This price is unrelated to specific investment criteria, such as the book value, assets or past operating results. Accordingly, there is no guarantee that investors will be able to recover their investments in our common stock or realize eventual capital gains.

Mr. Altaf S. Shariff, our president, sole director and the present owner of all of our issued and outstanding common stock, acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the purchase of shares of this offering, investors will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of our securities in the future could result in further dilution.

"Dilution" represents the difference between the offering price of our common stock and the net tangible book value per share of common stock immediately after completion of the offering. "Net Tangible Book Value" is the amount that results from subtracting our total liabilities and intangible assets from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of our issued and outstanding stock. Our net tangible book value on March 31, 2015 was $10,587 or $0.00175 per share. Assuming all shares offered herein are sold and we receive the expected net proceeds of the offering of $42,992 (i.e., $60,000 gross proceeds less the $17,008 in anticipated offering costs), our net book value will be $53,579 or $0.006 per share. Therefore, the purchasers of our common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0014 share (or approximately 70% of the investment).

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN ADDITIONAL DILUTION TO OUR SHAREHOLDERS.

We may need to raise additional capital following our proposed offering in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 100,000,000 shares of common stock, of which 6,000,000 shares of common stock are currently issued and outstanding and an additional 3,000,000 shares are proposed to be sold pursuant to our offering under this prospectus. Our director has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares.

BECAUSE THE PROCEEDS OF OUR OFFERING WILL BE HELD IN A CORPORATE CHECKING ACCOUNT THAT OUR PRESIDENT CONTROLS RATHER THAN A THIRD-PARTY ESCROW ACCOUNT UNTIL THE OFFERING IS COMPLETED, IT IS POSSIBLE THAT OUR CREDITORS COULD ATTACH THESE FUNDS AND WE WOULD NOT BE ABLE TO RETURN THEM TO YOU.

We intend to open a separate, standard bank checking account to be used exclusively for the deposit of funds we receive from the sale of shares in the offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process, as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

UPON THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, WE WILL BECOME A REPORTING ISSUER AND WILL INCUR PUBLIC DISCLOSURE COSTS. IF WE ARE UNABLE TO ABSORB THESE COSTS, OUR BUSINESS PLAN WILL FAIL.

Upon the effectiveness of this registration statement, we will begin filing public disclosure documents with the Securities and Exchange Commission including financial reports on Form 10-K and Form 10-Q, as well as current reports on Form 8-K.  In order to prepare these forms, we will incur legal, filing, accounting and audit costs that will result in an increase in general expenses. We estimate that the costs of this compliance will be approximately $15,000 per year (audit/filing fees/Edgar).  If we are unable to absorb these costs, we may be forced to cease operations.

BECAUSE WE RELY ON ALTAF S. SHARIFF, OUR SOLE OFFICER AND DIRECTOR, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HIS SERVICES.

We depend on the services of Altaf S. Shariff, our sole officer and director, and our success will be a result of the decisions he makes. The loss of the services of Mr. Shariff could have an adverse effect on our business, financial condition, and results of operations. There is no assurance that Mr. Shariff will not leave us or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees, as required, or to retain the services of Mr. Shariff could have a material adverse effect on our operating results and financial condition.

Even if we are able to find substitute personnel, it is uncertain whether we could find someone who could successfully operate our business. We could fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL PROFITS THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to him as compensation if the cash flow that we generate from operations sufficiently exceeds our total expenses. Mr. Shariff, as our sole director and officer, has the power, to set his own compensation.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Altaf Shariff, spends approximately five hours per week providing his services to us. While Mr. Shariff presently possesses adequate time to attend to our interests, it is possible that the time demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR DIRECTOR WILL OWN 66.67% OF OUR OUTSTANDING COMMON STOCK IF OUR SHARE OFFERING IS SOLD, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns 100% of the outstanding shares of our common stock as of the date of this offering. If our proposed offering is sold in its entirety, our director will own 66.67% of our outstanding common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THEM, WHICH WOULD CAUSE YOU TO INCUR A LOSS.

Even if our shares are quoted for trading on the FINRA over the counter bulletin board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to factors, such as operating results, additions or departures of key personnel, announcement of significant events, and sales of our securities. Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR SHARES MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

CURRENTLY, WE DO NOT INTEND TO REGISTER THIS OFFERING UNDER STATE BLUE SKY LAWS.  THIS MAY LIMIT AN INVESTOR’S ABILITY TO RESELL OUR SHARES.

Currently, we do not intend to register this offering under state blue sky laws.  Any trading market that may develop for our shares may be restricted because of these state securities laws that prohibit trading absent compliance with individual state laws.  These restrictions make it difficult or impossible for our shareholders to sell our common stock in those states. Absent compliance with those laws, our common stock may not be traded in such jurisdictions.  Without such registration, it will be difficult for an investor in our shares to resell them.  In such circumstances, a shareholder may be unable to liquidate his or his investment in our shares.

Because our common stock has not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders. Accordingly, even if we are successful in having our shares quoted for trading on the OTC Bulletin Board, investors should consider any market for our shares to be a limited one.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HIS ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income  exceeding  $200,000  or  $300,000  together  with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

Forward-Looking Statements and Industry Data

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this prospectus are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

If all the shares are sold, the total proceeds from this offering will be $60,000. We expect to expend the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Legal and Professional fees	$15,000
Audit and accounting	9,000
Edgar and XBRL	2,000
Incorporation of Indian subsidiary and related fees	1,000
Purchase and modification of two auto rickshaws	10,000
Website development and related expenses	3,000
Brochures, Marketing and e-Promotion	1,000
Transfer Agent and CUSIP	6,000
Operations, Office, Administrative and Working Capital	13,000
Total	$60,000

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the 3,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this offering, the level of dilution is increased as a result of the relatively low book value of our presently issued and outstanding stock. This is due to the shares of common stock issued to the Company’s founder, Altaf S. Shariff, totaling 6,000,000 shares at $0.0025 per share for $15,000 cash versus the current offering price of $0.02 per share.

The Company’s net tangible book value on March 31, 2015 was $10,587, or approximately $0.00175 per share, based upon 6,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $60,000 less expenses for issuance and distribution of the securities being registered ($17,008), the net tangible book value of the 9,000,000 shares to be outstanding will be $53,579, or approximately $0.006 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.014 per share while our present stockholder will receive an increase of $0.0035 per share in the net tangible book value of the shares that he holds. This will result in a 70% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

Dilution Table

100% of Shares Sold

Price Per Share for existing shareholder	$0.0025
Offering Price Per Share	$0.02
Net Tangible Book Value Per Share Before the Offering	$0.00175
Net Tangible Book Value Per Share After the Offering	$0.0060
Net Increase to Original Shareholder	$0.0035
Decrease in Investment to New Shareholders	$0.0140
Dilution to New Shareholders	70%

Note: Calculations include the deduction of offering expenses, estimated to be $17,008.

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid

Existing Stockholder	$0.0025	6,000,000	66.67%	$15,000
Investors in This Offering	$0.02	3,000,000	33.33%	$60,000

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits Altaf S. Shariff, our sole director and officer, to sell shares of our common stock directly to the public, with no commission or other remuneration payable to him for any shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. We do not intend to use any mass-advertising methods, such as the Internet or print media. After the effective date of this prospectus, Mr. Shariff will distribute the prospectus to potential investors at private meetings, to his business associates, and to his friends and relatives who are interested in our Company as a possible investment. In offering the securities on our behalf, Mr. Shariff will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act.

Mr. Shariff will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Mr. Shariff is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Exchange Act, at the time of his participation:

a.
Mr. Shariff is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Mr. Shariff is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
c.
Mr. Shariff is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 under the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our sole officer and director does not intend to purchase any shares in this offering.

Terms of the Offering

We are registering 3,000,000 shares of our common stock for offering to investors. The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum subscription amount required per investor, and subscriptions, once received, are irrevocable by subscribers. This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the “Expiration Date”). If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 3,000,000 shares is completed or such earlier time as we may terminate the offering.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only if a broker-dealer has acted as a market maker in our stock and our application is accepted for quotation on the FINRA over the counter bulletin board (OTCBB). Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations for our shares on the OTCBB. We will pursue a quotation on the OTCBB after this registration statement becomes effective and we have completed our offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.

Deposit of Offering Proceeds

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $60,000 has been received. At that time, the funds will be used in the implementation of our business plan. In the event the offering is not sold out prior to the expiration date, all monies will be returned to investors, without interest or deduction.

We intend to open a separate, standard bank checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process as well as the risk that investment amounts could be lost due to the fact that they are held in an operating account.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire transfer, or certified funds to us. Subscriptions, once received, are irrevocable by subscribers.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to such subscribers, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 125,000,000 shares, of which 100,000,000 shares are common stock and 25,000,000 shares are preferred stock, each with a par value of $0.0001 per share. As of the date hereof, there are 6,000,000 shares of common stock issued and outstanding, and there are no issued and outstanding shares of preferred stock.

Common Stock

Each holder of common stock is entitled to one vote for each share of stock held in his or his name on the books of the Company. Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor, when, as and if declared by the Board of Directors and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Preferred Shares

The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Penny Stock Regulation

The Securities and Exchange Commission  has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  As the shares immediately following this offering will likely be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their shares in the secondary market.

Shares Eligible for Future Resale

There is no public market for our common stock. We cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of the date of this prospectus, we will have outstanding an aggregate of 9,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement, of which this prospectus forms a part, the 3,000,000 shares registered in this offering will be freely transferable without restriction or further registration under the Securities Act since they will not be held by affiliates of the Company.

The remaining 6,000,000 restricted shares of common stock to be outstanding are owned by our director, known as our “affiliates,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under the Securities Act, if available.

Rule 144

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

1.	we have ceased to be a shell company;
2.	we are subject to the reporting requirements of the Exchange Act;
3.	we have filed all Exchange Act reports required for the past 12 months; and
4.	a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

The 6,000,000 shares held by our director are subject to the sale limitations imposed our shell company status and by Rule 144. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding; or
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by Seale & Beers, CPAs, LLC, registered independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Synergy Law Group, LLC has provided an opinion on the validity of our common stock.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

We were incorporated on February 23, 2015 in the State of Nevada. We plan to operate handicap friendly auto rickshaw(s) in Kulnoor, India where we will provide transportation/taxi service for a fee. We intend to re-model the vehicle to be handicap friendly with the hope that many other auto rickshaw operators may follow our example.

We intend to operate in proximity to hospitals and develop a website through which handicapped persons or their family members can request our services. Currently we do not have any arrangements with any hospitals where we intend to operate our vehicles, nor do we have any contractual relationships with any vendors, customers or website designers. Our goal is to serve all customers, but our main focus will be the handicapped individuals. Our president has experience in the auto rickshaw transportation and management industry.

To date our operations have been limited to organizational activities, the identification of auto rickshaw dealers and  discussions with a web-designer. We have purchased a website domain, www.kurnoolrickshaw.com and are developing design plans for our website.

We will not commence operations until we complete the offering described in this prospectus and complete the purchase and modification of one auto rickshaw, followed by a second one, if operation of the first auto rickshaw is successful.

Our president, Altaf S. Shariff, has experience in operating an auto rickshaw business and operating other businesses. Mr. Shariff was employed as an auto rickshaw driver from 1995 to 2000, at which time he acquired his own auto rickshaw business which he operated until 2009. Mr. Shariff is fluent in English, Hindi and Telugu and has resided in India for his entire life.

What is an auto rickshaw?

Three wheeler taxis, commonly known as auto rickshaws, are a popular means of transport in developing countries. Auto rickshaws are a common means of public transportation in India and several other countries, is an essential form of transport, and auto rickshaws play a vital and vibrant role in India’s transport system.

Though variable in size, the auto rickshaws will seat up to 4 people (1 driver in the front seat and 3 passengers in the back). Though the design of the auto rickshaw cannot guarantee complete safety and security, the low top speed of the vehicle contributes to major accident prevention. It is common for these vehicles to break down. However, they are easy to repair and as locals drive them throughout India, there is no short supply of repair shops or auto rickshaw mechanics.

Specifications of a typical auto rickshaw:

•	Gross vehicle weight: 610 kilograms (1340 pounds)
•	Overall length: 2625 mm (103.34 in)
•	Overall width: 1300 mm (51 in)
•	Overall height: 1710 mm (67.3 in)
•	Wheel base: 2000 mm (78.74 in)
•	Engine: Single Cylinder, Two stroke forced air cooled
•	Displacement: 145.45 cc
•	Max. Net Power: 7.00 HP @ 5000 rpm
•	Starting System: Kick start
•	Transmission: 4 forward and 1 reverse gears
•	Brakes: Front and rear hydraulic brake system
•	Fuel tank capacity: 8 liters (2 gal) including 1.4 liters reserve
•	Kerb weight: 272 kg (598 pounds)
•	Mileage within a city: 18 to 20 km/liter (45 mpg)
•	Mileage on the highway: 25 km/liter (60 mpg)
•	Average cruising speed: 50 to 60 kmh (35 mph)
•	Maximum speed: 80 kmh (50 mph)
•	Gas tank travel distance: 145 km to 190 km (90 mi to 120 mi)
•	Oil must be added to every liter at 20 to 50 ml/liter (2.5 oz. – 6.4 oz./ gal)

Industry Overview

Since their introduction in India in the late 1950s, auto rickshaws have become an indispensable aspect of urban mobility for millions of people. Auto rickshaws play an important role in India’s urban transport systems. With increasing urban populations, there is growth in demand for urban transport, growth in private motorization and a decline in public transport share. The growing auto rickshaw sector can play a key role in the improvement of the quality of life of urban populations in India and contribute to the environmental health of India’s cities.

As the demand for urban transport increases in India, so too does the popularity of the auto rickshaw. According to Sustainable Urban Transport in India – Role of the Auto-rickshaw Sector (2012) published by the World Resources Institute (the “Urban Transport Report”), production of auto rickshaws has doubled between 2003 and 2010. In major Indian cities, auto rickshaws are responsible for a significant share of motorized trips.

Auto rickshaws are considered a form of intermediate public transport (“IPT”) which fills the gap between private transport and formal public transport modes. Modes of public transport and intermediate public transport are being promoted in India to discourage the use of private motor vehicle ownership and usage to improve deteriorating air quality. Auto rickshaws usage can reduce the use of private vehicles in two important ways (1) provide access to public transport as a feeder service; and (2) provide door-to-door connectivity which public transport does not offer.

Door-to-door on-demand service provided by auto rickshaws will meet transport needs requiring door-to-door connectivity, such as occasional trips to the airport or emergency trips for health care, without having to rely on private motor vehicles.

Auto rickshaws play a significant role in promoting sustainable urban transport by encouraging use of transport without reliance on private motor vehicles. The growth of the population in India makes it critical to improve urban transport to provide a higher quality of life and equitable mobility options for all sections of society.

Services

Our goal is to offer transportation services to individuals in Kurnool who require cheap, safe and handicap friendly transport by auto rickshaw. We plan to modify the auto rickshaw to be able to accommodate handicap individuals, particularly wheel chair bound people. Presently, we know of no auto rickshaws that provide transportation to wheel chair bound persons. Our fees will be determined according to the fare meter.

We intend to acquire an operating auto rickshaw that has all necessary licenses and permits and we will have the auto rickshaw re-designed in such a manner to meet our specifications to accommodate handicapped persons.

The major modifications proposed will be:

•	Handle bars at passenger door
•	Folding steps to climb
•	Wider passenger entrance/door
•	Folding seats
•	Padding of stiff surfaces
•	Portable ramp which will be used when the passenger is in a wheel chair
•	Small first-aid box
•	Free rides for blind passengers up to Rs60 (US $1) or discount of Rs60 for rides over Rs60.

The transport of an individual and a wheelchair will be challenging, and we will need to increase the weight on the opposite side of the ramp and lower the base of the auto rickshaw to stabilize the auto rickshaw. The auto rickshaw dealer is confident that such modifications are feasible, but, to date, we have not secured an auto rickshaw with the required modifications.

To address environmental issues, we intend to have a four stroke engine (compared to the two stroke and run on CNG (compressed natural gas) or LNG (liquefied natural gas) to reduce carbon emissions.

We estimate the cost of each auto rickshaw (with modifications) to be approximately 300,000/- rupees (US$5,000). The cost of a standard Bajaj RE Compact 45 CNG fuel auto rickshaw is approximately $3,000. We expect the modifications (including increasing the length by approximately 24 inches, lowering the chassis, padding the interior, installing folding steps and constructing and installing two portable rams and hooks in the chassis) to cost approximately $2,000. The modifications will be made by the auto rickshaw dealership. To date, we have no contract with an auto rickshaw dealership for the purchase or modification of an auto rickshaw.

About Kurnool, AP, India

Kurnool District is a district in the state of Andhra Pradesh, India, located in the west-central part of the state. The city of Kurnool is the headquarters of the district. Kurnool District has a population of over 4,000,000 (roughly equal to the nation of Liberia or the US state of Oregon). Telugu is the official as well as the most widely spoken language in Kurnool.

Kurnool District is surrounded by districts of Mahbubnagar district of Telangana (which includes Waddepally) to the north, Anantapur district, Kadapa district to south, Praksam district to east and Bellary of Karnataka to the west.

Kurnool District has a number of hospitals, both private and public. There are over 20 auto rickshaw dealers and numerous auto rickshaw repair shops.

Demand

With rapid urbanization, urban transport demand in India continues to grow. According to the Urban Transport Report, population in Indian cities is expected to increase by around 250 million in the next 20 years, bringing enormous growth in demand for urban travel. The Urban Transport Report projects that total daily passenger trips in 87 major urban centers in India will more than double from around 229 million in 2007 to 482 million in 2031. At the same time, use of public transport declined in Indian cities (20-70% decline in different size cities) between 1994 and 2007. This can be attributed to the inability of public transport services to keep pace with rising demand and to maintain high quality of service.

City commuters are increasingly using IPT including auto rickshaws as the primary mode for their daily commutes. Auto rickshaws can play an important role in making public transport accessible to all parts of a city and encouraging daily commute trips on public transport by providing first and last mile connectivity. As feeder services, auto rickshaws will provide public transport accessibility to commuters with specials needs, such as the elderly and people with disabilities.

In addition to commuting, people use auto rickshaws for a variety of other purposes including education, shopping, health care and recreational trips. There is no publicly available data available regarding the demand for rickshaw transport in Kurnool specifically. However, according to the Urban Transport Report, the number of auto rickshaws operating in cities with a population greater than 4,000,000 is approximately 50,000 as measured by the number of auto rickshaws registered with Regional Transport Offices. Auto rickshaw production and sales also show that the auto rickshaw market is growing. Sales are being driven by the growing auto rickshaw market particularly in cities with populations of between 1,000,000 and 4,000,000.

Marketing Strategy

Contract carriage services are either “walk-up” services or dispatch services. Each type must be readily available to maximize the use of auto rickshaws as an intermediate public transport. According to the Urban Transport Report, most auto rickshaw services are provided by individual owner-operators rather than by fleet companies. The lack of organization makes it difficult for operators to provide dispatch services, and the majority of Indian cities have walk-up services but lack dispatch services. We intend to offer walk-up services as well as dispatch services.

We intend to market our door to door transportation services primarily to the handicapped persons in the district of Kurnool. We plan to station our vehicle(s) at the hospital stand where we will have priority as our vehicle will be handicap friendly. We also plan to develop a website which will offer our services. Most Indians have mobile phones with data plans which provide internet access. We will advertise our services for the vehicle. We hope to increase the number of vehicles in the future and hope other rickshaw owners will follow our example make their vehicles environmentally and handicap person friendly.

Social Media Tools

We believe social media tools will be a valuable method for us to build our image and create awareness. Our social media strategy includes client testimonials, which we will convey through websites such as Facebook and Twitter.

Plan of Operation

Since our incorporation on February 23, 2015, we have been engaged in organizational and planning activities which consisted of initial funding by our sole shareholder, registration of our domain name, investigation of modified auto rickshaws, investigation of website development and preparation and filing of our initial registration statement.

Our plan of operation over the 12-month period following successful completion of our offering is to purchase our first rickshaw and modify it to be handicap friendly, seek registration and union membership, get assigned to hospital stands, develop our website and our advertising and marketing plan. Our challenge will be to attract customers to our transportation services.

In order to provide our services to passengers, especially the handicapped, we plan to:

•	Advertise our services on the rickshaws;
•	Station our rickshaw(s) near hospitals;
•	Discuss our handicapped services with the hospital administrators
•	Develop a simple but detailed website

Our sole officer and director, Altaf S. Shariff, has experience in operating an auto rickshaw and in the management of a business. Upon completion of our offering, Mr. Shariff intends to spend a significant portion of his time completing the purchase and modification of an auto rickshaw, developing relationships with auto rickshaw dealers for future further purchases of rickshaws, contacting hospitals to create an awareness of our services and recruiting future employees.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

1.	Complete and obtain effectiveness of our registration statement at an estimated cost of $12,500.
2.	Within the first month following completion of our offering, we plan to incorporate an Indian subsidiary which we expect to cost approximately $1,000.
3.
Within the first month following the completion of our offering, we plan to develop our modification specifications and commence discussions with the auto rickshaw dealership which we expect to cost approximately $500.

4.
For a period of two months from the date of completion of the offering, our president, Altaf S. Shariff, intends to develop relationships with rickshaw dealers and acquire our first rickshaw which will be modified to cater to the handicapped. We anticipate the purchase and modification of one rickshaw to cost approximately $5,000. We plan to purchase a second auto rickshaw after we have determined the operation of our first auto rickshaw to be successful.

5.
The auto rickshaw dealership will register the vehicle with the city registrar and obtain the required permit from the government. The cost of the permit is included in the vehicle cost. Since we will use CNG or LNG, our rickshaw will be exempt from payment of road tax for a period of five years.

6.	Prior to delivery of the auto rickshaw, w e will enroll our rickshaw with the city union and seek access to the hospital stand. We anticipate this cost to be approximately $500;
7.
Within the first three months following completion of the offering, w e plan to develop a design for advertising our services on our rickshaw and retain a painter. We anticipate this cost initially to be approximately $500;

8.
For a period of one to three months from the date of completion of the offering, our president, Altaf S. Shariff, will retain a web designer for the purpose of developing our website that will describe the our services. We anticipate that the cost for developing our website will be approximately $3,000.

9.	We plan to be operational within four months from the date of completion of the offering.
10.
Subject to the initial success of our business, we may acquire one further vehicle and this may prevent Mr. Shariff from providing all of the services that he intends to personally provide due to time constraints that would impact his ability to properly perform his tasks. Therefore, we intend to hire employees to perform some of the functions previously performed by Mr. Shariff. The pay rates for such employees would be negotiable but are anticipated to be approximately $2,400 per year. We anticipate that any wages would be paid from revenue that we earn and would not impact our use of proceeds. As our business develops, Mr. Shariff’s role would transition to that of a manager of all our drivers. This would likely occur after we have employed at least five drivers.

The above-noted expenses relating to website development and the creation of brochures, marketing and electronic promotions will be funded from the proceeds of this offering. In addition, as of the date of this prospectus, we have working capital of $ 9,614 , which we intend to use to cover the expenses of this offering. Any remaining working capital will be allocated to expenses that we will incur in complying with our subsequent public company reporting obligations and if any shortfall, it will be covered from the funds received from the offering.

We plan to commence operations within four months after the completion of the offering, and will not realize any revenues until after commencement of operations. Our financial statements from inception (February 23, 2015) through our fiscal year ended March 31, 2015, report no revenues and a net loss of $4,413. Our independent auditor has issued a report on our audited financial statements which expresses substantial doubt about our ability to continue as a going concern.

Currently, our President devotes approximately five hours per week to the Company’s operations. Mr. Shariff has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that he will be required to spend about 20 hours a week on matters relating to our business when operations commence and hopefully increase to full time thereafter.

Competition

There are numerous rickshaws available to the public, from single rickshaw owners to fleets of multiple rickshaws. We will compete with other rickshaws. Our uniqueness is that presently there are no rickshaws that are handicap friendly. We aim to cater to that market and hope to expand our business on that basis. We also hope other rickshaw owners will follow our lead in providing handicapped transport services.

Our success depends on our ability to differentiate ourselves other rickshaws and marketing our services.

Employees

As of the date of this filing, we do not have any full-time employees. We currently rely on our sole officer and director, Altaf S. Shariff, to manage all aspects of our business. Mr. Shariff provides his services without compensation at this time.

Intellectual Property

Presently, we have no copyrights, patents, or trademarks.

Existing Government Regulations

For operating an auto rickshaw, we require vehicle permits and registration which we will receive from the vehicle dealership when we acquire the rickshaw. There are no renewal fees. Annually our rickshaws must undergo a governmental inspection for road worthiness. We also require approval from the rickshaw union and annual membership is approximately $250 which is included in the price of the rickshaw. Insurance on the auto rickshaw is required and will cost approximately $100 annually. We believe that there are no other government regulations specifically relating to the operation of an auto rickshaw business. The auto rickshaw dealership will advise us of further permits/licenses required.

The minimum wage in India is currently the equivalent of $0.28 per hour, which is significantly less than we intend to pay any direct employees that we may retain. Skilled third-party service providers, such as accountants and lawyers, will charge us  far more than the minimum wage, and we will ensure that lower skilled service providers, such as washers and drivers, receive minimum wage rates or higher.

Our drivers will be required to have valid driver’s licenses, and we will require an ART (auto rickshaw transport) commercial license.

Since we will incorporate an Indian subsidiary for our business, we will required to comply with the filing requirements of all regulatory bodies including filings for corporate income taxes. We intend to have these and other forms completed and filed by a professional and independent accounting firm.

Foreign corporations, such as us, are authorized to conduct business in India; however, such corporations are required to comply with domestic business laws and regulations, including those relating to occupational health and safety, minimum wage requirements, and the repatriation of capital and dividends invested in India. We do not anticipate that these regulations will have a significant adverse impact on our operations or cause us to incur significant expenses related to compliance.

Foreign capital invested in India is generally allowed to be repatriated along with capital appreciation. Profits and dividends earned are repatriable after payment of dividend distribution tax due on them. The current effective dividend distribution tax rate is 16.995%.

Emerging Growth Company Status

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.	on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;
2.	on the last day of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;
3.	on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or
4.	the date on which we are deemed to be a ‘large accelerated filer’ as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

1.
It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of its most recently completed second fiscal quarter;

2.	It has been subject to the requirements of section 13(a) or 15(d) of the Exchange Act for a period of at least twelve calendar months; and
3.	It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Exchange Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;
2.	Sections 14A(a) and (b) of the Exchange Act, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;
3.
Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.
Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.
The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Subsidiaries

We currently have no subsidiaries.

Research and Development Activities and Costs

We have not spent any funds on research and development activities to date.

Compliance with Environmental Laws

Our operations will not be subject to any existing environmental laws that will be material to us.

Since we are conscious of the environment and the impact of fossil fuel, we will endeavor reduce the negative environmental impact of our rickshaws by using a four stroke engine (compare to the two stroke). Our auto rickshaws will run on either compressed natural gas (CNG) or liquefied natural gas (LNG) which will further reduce emissions.

Going Concern Consideration

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No revenues are anticipated until we have completed the financing from this offering and implemented our plan of operation. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The proceeds from the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs of becoming a public reporting company.

We are highly dependent upon the success of the public offering of equity as described herein. The failure to obtain the proceeds from this offering would result in the need to seek capital from other sources such as loans or private placements of securities or cease operations, in which case our investors would lose all of their investment.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the Commission pursuant to the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the Commission’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the Commission’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Description of Property

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge. We expect to continue to be able to use the office of our President without charge until the business is profitable and operations warrant renting space in a commercial building.

Legal Proceedings

We know of no existing or pending legal proceedings against us. As well, we are not involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 311 S. Division Street, Carson City, Nevada 89703.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

There is no established trading market for the shares of common stock. Upon the effectiveness of the registration statement, of which this prospectus forms a part, we intend to seek a market maker to file an application with FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a liquid public market for our shares of common stock will materialize.

Registration Rights

We have not granted registration rights to our sole shareholder or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Holders

As of the date of this prospectus, we have one holder of record of our common stock.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We are a start-up company and have not commenced operations or generated or realized any revenues. We will not be in a position to commence operations until the offering is completed.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations, but we cannot be certain that we will remain in business even if we are able to commence operations.

If we are unable to successfully develop our business plan and commence our operations and/or execute our strategy, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional funds, other than through this offering. As well, we do not currently have any agreements or contractual relationships with any third-party service providers, customers or website designers.

Our office is located at the premises of our President, Altaf S. Shariff, who currently provides such space to us on a rent-free basis at H. No. 5-104, Indira Nagar Colony, Shanti Nagar, Waddepally, Mahabub, State of Telangana, India.

Plan of Operation

Our plan of operation is discussed in the “Description of Business” section above.

Results of Operations

From Inception on February 23, 2015 to March 31, 2015

We have not generated any revenues since our inception on February 23, 2015. During the period from inception to March 31, 2015, our operating expenses were comprised of general and administrative expenses of $4,413. We currently anticipate that our legal and professional fees will increase over the next 12 months as a result of becoming a reporting company. We have not started our proposed business operations and do not expect to do so until we have completed this offering.

Since inception, we have sold an aggregate of 6,000,000 shares of restricted common stock for total consideration of $15,000 to Altaf S. Shariff, our sole director and officer.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On March 27, 2015, we sold 6,000,000 shares of our common stock to our director for $15,000 in cash. As of the date of this prospectus, Mr. Shariff is our only stockholder.

The following table provides selected financial data about our Company for the period from the date of incorporation through March 31, 2015. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data	March 31, 2015

Cash	$15,000
Total assets	$15,000
Total liabilities	$4,413
Shareholder’s equity	$10,587

We have no written or verbal commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs.

We anticipate that our minimum expenses over the next ten to twelve months following the effectiveness of our registration statement will be approximately $60,000 for the full implementation of our business plan including purchase of two rickshaws, general administrative expenses, professional fees, development of our website platform, marketing costs and others. We anticipate that over the next twelve months the cost of being a reporting public company will be approximately $15,000. Based on our current cash on hand, we may be delayed or forced to cease operations within 12 months unless we complete the offering in its entirety. If we do not raise the financing from the Offering, we may not be able to successfully carry out our plan of operation, and investors may lose their entire investment. In that case, we would not be able to meet the objectives stated in this prospectus or eliminate the “going concern” opinion in our auditor’s report.

As of the date of this prospectus, the current funds available to us will be sufficient to maintain a reporting status and minimal operations for approximately six months.

Even though we intend to begin generating revenues after we commence operations, we can make no assurances and we may incur operating losses in the next twelve months. The absence of any operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and management of growth. To address these risks, we must, among other things, obtain investors for this Offering, implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Going Concern Consideration

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the loss which we have incurred since inception resulting in an accumulated deficit of $4,413 as at March 31, 2015 and the further losses which are anticipated in the development of our business. Please see footnote 2 to our financial statements for additional information.

Changes In and Disagreement with Accountants and Financial Disclosure

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. Seale & Beers, CPAs, LLC of Las Vegas, Nevada has served as our accounting firm since our inception.

Financial Disclosure

Our fiscal year end is March 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of inception, February 23, 2015, through March 31, 2015, are located in the section titled “Financial Statements”.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and director and his age as of the date of this prospectus are as follows:

Name	Age	Position

Altaf S. Shariff	38	President, CEO, Secretary, Treasurer, and Director

Mr. Shariff has held these positions since our inception. The Board of Directors appoints officers, and directors hold office until the next annual meeting of our stockholders.

Background Information about our Director and Officer

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

Altaf S. Shariff has been our President, CEO, Secretary, Treasurer and a Director since our inception on February 23, 2015. He completed high school in Waddepally, India in 1995 and to support his parents and family, he was employed as a n auto rickshaw driver until 2000 when he acquired his own rickshaw which he operated until 2009. From 2009 to 2013, Mr. Shariff was a professional waiter for hotels in Leh, Kashmir and Goa. Since 2013, Mr. Shariff had been self-employed. From October to April each year, Mr. Shariff is part owner and manager of a beach shack in Goa, which are alternatives to hotels in India . During the off-season (May to October) Mr. Shariff hires and operates an auto rickshaw in Kurnool, AP. Mr. Shariff has experience in the transport and tourist industry. Mr. Shariff reads and speaks English, Hindi and Telugu fluently.

Mr. Shariff currently spends approximately five hours per week on our operations, and he has indicated that he is willing to spend 100% of his time with the business as it grows and his services are needed.

Mr. Shariff is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the Commission.

During the past ten years, Mr. Shariff has not been the subject of the following events:

1.	Any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.
An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

4.
Found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board.

Significant Employees

We have no significant employees other than our sole officer and director, Mr. Shariff, who provides his services without compensation at this time.

Executive Compensation

Since our incorporation on February 23, 2015, we have had no arrangements to compensate Altaf S. Shariff, our sole officer, for his services as an officer or director. However, we anticipate that Mr. Shariff will receive compensation from us once cash flow that we generate from operations significantly exceeds our total expenses. We expect that once we start our full operations, the compensation that we will pay to Mr. Shariff will be the lower of $250 (15,000/- rupees) per month or 40% of the net revenue (after expenses) per month.

We have not granted any stock options to Mr. Shariff; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Shariff; and, we have not entered into any employment or consulting agreements with Mr. Shariff. However, as our sole director and officer, Mr. Shariff has the power to set his own compensation.

The following table sets forth the compensation that we paid the period from inception until the fiscal year ending March 31, 2015, and subsequent thereto, to our sole officer. This information includes the dollar value of base salaries, bonus awards, and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Altaf S. Shariff President, CEO, Secretary, Treasurer and Director	2015	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Equity Awards at 2015 Fiscal Year-End

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole director and executive officer since our inception. Accordingly, none were outstanding at March 31, 2015.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

There are currently no employment contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole director and officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer and director that would result from a change-in-control.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of directors

Our sole director is not compensated for his services as a director. We have not implemented a plan to award options to any directors. There are no contractual arrangements with our sole director. We have no director's service contracts.

Corporate Governance

We are not subject to the corporate governance rules of any securities exchange or securities association because our securities are not traded on any exchange. We have no audit, nominating, or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our sole director performs these functions. However, he is not considered independent.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of the date of this prospectus, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of the date of this prospectus, there are 6,000,000 shares of our common stock issued and outstanding. All persons named have sole voting and investment power with respect to their shares.

Name and Address of Beneficial Owner	No. of Common Stock Before Offering	No. of Common Stock After Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Fully Subscribed Offering

Altaf S. Shariff H. No. 5-104, Indira Nagar Colony, Shanti Nagar, Waddepally, Mahabub, State of Telangana, India.	6,000,000	6,000,000	100%	66.67%

Changes in Control

There are currently no arrangements which would result in a change in control of our company.

Transactions with Related Persons, Promoters, and Certain Control Persons

On March 27, 2015, we issued 6,000,000 shares of our common stock to our sole director and officer, Altaf S. Shariff, for a purchase price of $0.0025 per share or for aggregate consideration of $15,000.

Altaf S. Shariff, our sole director and officer, provides office space to the Company at no cost.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	Our sole promoter, Altaf S. Shariff;
•	Any relative or spouse of any of the foregoing persons who has the same house as such person;
•	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information as required with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABLIITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

SADIYA TRANSPORT, INC.

FINANCIAL STATEMENTS

MARCH 31, 2015

SEALE AND BEERS, CPAs
Certified Public Accountants
PCAOB REGISTERED AUDITORS - www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Sadiya Transport, Inc.

We have audited the accompanying balance sheets of Sadiya Transport, Inc. as of March 31, 2015, and the related statements of income, stockholders’ equity (deficit), and cash flows for the period ended March 31, 2015. Sadiya Transport, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sadiya Transport, Inc. as of March 31, 2015, and the related statements of income, stockholders’ equity (deficit), and cash flows for the period ended March 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
May 6, 2015

SADIYA TRANSPORT, INC.
BALANCE SHEET

March 31, 2015
ASSETS

Current assets
Cash	$15,000
Total current assets	15,000

Total assets	$15,000

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES

Current liabilities
Accounts payables and accrued liabilities	$4,413
Total current liabilities	4,413

Total liabilities	4,413

STOCKHOLDER'S EQUITY
Preferred stock: $0.0001 par value, 25,000,000 shares authorized, 0 shares issued and outstanding	-
Common stock: $0.0001 par value, 100,000,000 shares authorized, 6,000,000 shares issued and outstanding	600
Additional paid-in capital	14,400
Deficit accumulated during the development stage	(4,413)
Total stockholder's equity	10,587

Total liabilities and stockholder's equity	$15,000

(The accompanying notes are an integral part of these financial statements)

SADIYA TRANSPORT, INC.
STATEMENT OF OPERATIONS

For the Period From February 23, 2015 (inception) to March 31, 2015

Expenses:
General and administrative expenses	$4,413
Total operating expenses	4,413

Net loss	$(4,413)

Net loss per share – basic and diluted	$0.01

Weighted average shares outstanding – basic and diluted	810,810

(The accompanying notes are an integral part of these financial statements)

SADIYA TRANSPORT, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
For the period February 23, 2015(Inception) to March 31, 2015

	Common Stock		Additional Paid-in	Deficit
	Number	Par Value	Capital	Accumulated	Total

Balance, February 23, 2015 (inception)	-	$-	$-	$-	$-

Common stock issued for cash on March 27, 2015	6,000,000	600	14,400	-	15,000

Net loss	-	-	-	(4,413)	(4,413)

Balance, March 31, 2015	6,000,000	$600	$14,400	$(4,413)	$10,587

(The accompanying notes are an integral part of these financial statements)

SADIYA TRANSPORT, INC.
STATEMENT OF CASH FLOWS

	For the Period From February 23, 2015 (inception) to March 31, 2015
Cash flows from operating activities
Net loss		$(4,413)
Adjustment to reconcile net loss to net cash used in operating activities
Change in operating assets and liabilities
Accounts payables and accrued liabilities		4,413

Net cash flows used in operating activities		-

Cash flows from financing activities
Proceeds from issuance of common stock		15,000

Net cash flows provided by financing activities		15,000

Change in cash		15,000

Cash – beginning of period		-

Cash – end of period		$15,000

Supplemental cash flow disclosures

Cash paid For:
Interest	$	−
Income tax	$	−

(The accompanying notes are an integral part of these financial statements)

SADIYA TRANSPORT, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2015

1. NATURE AND CONTINUANCE OF OPERATIONS

Sadiya Transport, Inc. (the "Company") was incorporated in the state of Nevada on February 23, 2015("Inception") and is in the development stage. The Company intends to operate handicap friendly auto rickshaw(s) in Kurnool, India where we will provide transportation service to passengers especially handicapped persons for a fee. The Company's corporate headquarters are located in Waddepally, Mahabub, State of Tekangana, India and its fiscal year-end is March 31.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $4,413 as at March 31, 2015 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. The Company will need to raise capital in the next twelve months. In order to remain in business. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, director or officers to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected March 31, year-end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

SADIYA TRANSPORT, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2015

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Revenue

The Company's revenues will be derived principally by the sale of its services. The Company has generated no revenues to date. The Company recognizes revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Basic and Diluted Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Since the Company does not have any potentially dilutive securities, the accompanying presentation shows basic and dilutive loss per share as one amount.

Stock-based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Expenses subsequent to the launch will be expensed as research and development expenses. The Company will expense upgrades and revisions to its website as incurred.  The Company has incurred no costs for research and development.  Once the Company’s website is fully operational, this asset will be amortized over a sixty month period.

SADIYA TRANSPORT, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2015

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income or expense during the period that includes the date of enactment or substantive enactment.

At March 31, 2015 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company has reviewed recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC and believes that none of them will have a material impact on the Company’s financial statements.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company’s Board of Directors.

During the period ended March 31, 2015, the Company issued 6,000,000 shares of common stock for total cash proceeds of $15,000 to the Company's director.

At March 31, 2015, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Altaf Shariff, officer and director of the Company, is currently providing the Company with use of office space and services at no charge. The Company’s officer and director is involved in other business activities and may face a conflict in selecting between the Company and her other business interests. The Company has adopted a Code of Business Conduct and Ethics.

The officer and director of the Company will not be paid for any underwriting services that she will form on behalf of the Company with respect to the Company's public offering.

SADIYA TRANSPORT, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2015

6. INCOME TAXES

As of March 31, 2015, the Company had net operating loss carry forwards of approximately $4,413 that may be available to reduce future years' taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur in compliance with the liability method of accounting for income taxes and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

For the Period Ended March 31, 2015

Operating loss	$4,413
Statutory tax rate	15%
Refundable federal income tax attributable to current operations	1,500
Change in valuation allowance	(1,500)
Net refundable amount	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

March 31, 2015
Deferred tax asset attributed to:
Net operating loss	$1,500
Less, valuation allowance	(1,500)
Net deferred tax assets	$-

The Company has provided a valuation allowance against its deferred tax assets since there is substantial uncertainty as to the Company’s ability to realize future tax benefits through utilization of operating loss carry forwards.

You should rely only on the information contained in this prospectus. We have not authorized anyone to give you different information. This prospectus does not constitute an offer to sell or an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

Dealer Prospectus Delivery Obligation

Until ________________, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SADIYA TRANSPORT, INC.

3,000,000 SHARES OF COMMON STOCK

PROSPECTUS

___________________, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$7
Legal and accounting expenses	$15,000
Incorporation and related costs	$1,001
Edgar formatting and XBRL conversion	$1,000
Total	$17,008

All amounts other than the Commission’s registration fee are estimates. All expenses will be borne by the registrant.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or his conduct was lawful or no reasonable cause to believe that his or his conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses  incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or  investigative,  by  reason  of the fact  that he is or was our  director  or officer,  or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding,  promptly  following  request.  This advanced  of  expenses  is to be made upon  receipt of an  undertaking  by or on behalf of such person to repay said amounts  should it be ultimately  determined that  the  person  was not entitled  to be indemnified  under  our  bylaws  or otherwise.

Our bylaws also provide  that no advance  shall be made by us to any officer in any action,  suit or proceeding,  whether  civil,  criminal,  administrative  or investigative,  if a  determination  is reasonably and promptly made: (a) by the board of directors by a majority  vote of a quorum  consisting  of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even  if  obtainable,  a  quorum  of  disinterested  directors  so  directs,  by independent  legal  counsel in a written  opinion,  that the facts  known to the decision-  making  party  at the time  such  determination  is made  demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 6,000,000 shares of our common stock to Altaf S. Shariff, our director and officer, on March 27, 2015. He acquired these 6,000,000 shares at a price of $0.0025 per share for total proceeds to us of $15,000. These shares were issued pursuant to an exemption from securities registration provided by Regulation S promulgated under the Securities Act.

Regulation S Compliance

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Item 16. Exhibits and Financial Statement Schedules

Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Specimen Stock Certificate *
5.1	Legal opinion and consent of Synergy Law Group, LLC *
23.1	Consent of Seale & Beers, CPAs, LLC

* Included as an exhibit to the Company's  Registration Statement on Form S-1 filed with the Commission on May 18, 2015.

Item 17. Undertakings.

The undersigned registrant undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waddepally, Telangana, India, on June 22 , 2015.

Sadiya Transport, Inc.

By: /s/ Altaf S. Shariff
Altaf S. Shariff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Altaf S. Shariff	President, Chief Executive Officer,	June 22 , 2015
Altaf S. Shariff	President, Secretary, Treasurer and
Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer